Exhibit 10.1

FIRST AMENDMENT TO THE

PRODUCTION AGREEMENT

This First Amendment to the Production Agreement (the “Amendment”) is made as of the 7th day of August, 2003, by and between Aurora Foods Inc., a Delaware corporation (“Buyer”), and Gilster-Mary Lee Corporation, a Missouri corporation (“Producer”).

WITNESSETH

WHEREAS, Buyer and Producer entered into that certain Production Agreement dated as of June 4, 1998 (the “Agreement”);

WHEREAS, Producer first delivered Products, as defined in the Agreement, to Buyer effective January 19, 1999; and

WHEREAS, both parties desire to amend the Agreement.

NOW, THEREFORE, for mutual and adequate consideration, Producer and Buyer agree as follows:

1.	Paragraph 1 of the Agreement shall be amended so that the Original Term shall end January 19, 2005.

2.	All other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have each caused this Amendment to be executed by their respective duly authorized representative to be effective as of the date first set forth above.

AURORA FOODS INC. (“Buyer”)		GILSTER-MARY LEE CORPORATION (“Producer”)

By:	/s/ Steve Smiley	By:	/s/ Donald Welge

Print Name:	Steve Smiley	Print Name:	Donald E. Welge
Title:	VP Purchasing	Title:	President and General Manager